Exhibit 99.1

Universal Logistics Holdings, Inc. Acquires Fore Transportation, Inc.

Warren, MI – February 2, 2018 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, announced today its acquisition of Fore Transportation, Inc. (“Fore Transportation”).  Based in the Chicagoland suburb of Harvey, Illinois, Fore Transportation offers a full suite of intermodal logistics solutions, including local and regional drayage services, yard services, chassis rental, and repair and maintenance.  Fore Transportation operates over 150 trucks and reported total operating revenues of approximately $32.3 million for the year-ended December 31, 2017.  Universal expects the acquisition to be immediately accretive.

The Chicago-area operations of Fore Transportation include a 28-acre terminal strategically located just north of interstate I-80, and adjacent to the Canadian National Railroad. In addition to serving as the company’s corporate headquarters, the facility provides 24/7 secured trailer and container storage for 1,100 units, cross-docking capabilities, maintenance and repair, and refrigerated-unit fueling services.

The cash purchase price was $34.9 million, subject to customary post-closing adjustments. To fund the acquisition, Universal used available cash and borrowed approximately $31.3 million using its margin credit facility, revolving credit facility and secured real estate financing.  Mesirow Financial, Inc. served as exclusive financial advisor to Fore Transportation.

“We are extremely excited to welcome Fore Transportation to the Universal family,” stated Jeff Rogers, Universal’s Chief Executive Officer.  “Fore is a strategic acquisition of a well-established brand in the Chicagoland intermodal trucking market.  We see a great deal of opportunities to gain market share in this region, as well as offer expanded services to Fore’s already existing blue-chip customer base.  We’re off to a great start in 2018, and closing this deal represents a first step in our renewed ambitions to acquire and integrate best-in-class companies.”

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, dedicated, intermodal, and value-added services.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to income from operations, total operating revenues, and earnings per diluted share. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.